UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2018, the Board of Directors (the "Board") of Blonder Tongue Laboratories, Inc. (the "Company") amended and restated  (the "Amendment") Article IV, Section 8 of the Company's bylaws (the "Bylaws").  The original provision of the Bylaws provided that the President of the Company would serve as the Company's chief operating officer.  As amended and restated, Article IV, Section 8 of the Bylaws will now provide that the President of the Company will serve as the Company's chief operating officer unless otherwise determined by the Board.  The purpose of the amendment is to allow the Board additional flexibility in defining the roles and responsibilities of the Company's senior management team in the future.

The Amendment became effective immediately upon its approval by the Board.  No other changes to the Bylaws were made.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

3.1	Amendment, dated and effective as of March 22, 2018, to the Blonder Tongue Laboratories, Inc. Bylaws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLONDER TONGUE LABORATORIES, INC.

By: /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer
Date: March 23, 2018

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment, dated and effective as of March 22, 2018, to the Blonder Tongue Laboratories, Inc. Bylaws.

4